UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey 08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On February 23, 2023, after the untimely passing of its Chief Financial Officer, the board of directors (the “Board”) of Blonder Tongue Laboratories, Inc. (the “Company”) appointed Michael Censoplano to Interim Chief Financial Officer of the Company, effective immediately (the “CFO Appointment”).

Michael Censoplano, Interim CFO

Michael Censoplano, 50, has been with the Company for over 22 years, serving as the Company Controller since January 2001, and as the assistant controller from July 2000 through December 2000. Michael has an undergraduate degree from Rider University.

Family Relationships

Mr. Censoplano does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Censoplano reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Censoplano shall receive an annual salary of $111,728.24 and as a full-time employee of the Company, will be eligible to participate in all of the Company’s benefit programs.

Item 7.01 Regulation FD Disclosure

On February 23, 2023, the Company issued a press release announcing the CFO Appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press Release issued on February 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Edward R. Grauch
Edward R. Grauch
Chief Executive Officer and President

Date: March 1, 2023

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